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EXHIBIT 4(E)

PRECISION CASTPARTS CORP.
Guarantee of Subsidiaries dated July 1, 2001

GUARANTEE

        GUARANTEE (this "Guarantee"), dated as of July 1, 2001, is executed by each of the undersigned subsidiaries (each a "Guarantor") of Precision Castparts Corp. (the "Parent"), for the benefit of Parent, the "Trustee" the "Lenders," "Agent" and holders of the "Securities" and the "Commercial Paper," each as defined herein. Reference is made to the Indenture dated December 17, 1997 between the Parent and The First National Bank of Chicago ("Trustee") (the "Indenture" and notes issued under the Indenture, together, the "Securities"), the Credit Agreement dated as of July 30, 1999 ("Credit Agreement") among Parent, Bank of America, N.A. and other lenders defined therein (the "Lenders"), notes issued under the Commercial Paper program of Parent ("Commercial Paper"), with Bank One N.A. (as successor to The First National Bank of Chicago) as issuing and paying agent ("Agent"), evidenced by a master note dated September 22, 1998 and available to be drawn for the benefit of Parent (the indebtedness evidenced by the Credit Agreement and the Commercial Paper, the "Indebtedness"). The terms "Holder" and "Person" shall have the meanings ascribed to them in the Indenture.

RECITALS

        WHEREAS, the Parent desires to enhance its creditworthiness by obtaining guarantees of the Securities and the Indebtedness from certain of its subsidiaries; and

        WHEREAS, it is in the best interest of each of the Guarantors to execute this Guarantee inasmuch as such Guarantors will derive benefit from the Securities and the Indebtedness; and

        NOW, THEREFORE, in consideration of the foregoing, each Guarantor hereby agrees as follows:

AGREEMENT

        1.    Unconditional Guarantee.    Each of the undersigned Guarantors hereby unconditionally guarantees, for the benefit of Parent, the Trustee, the Lenders, Agent and holders of the Securities and the Commercial Paper, jointly and severally, (i) the due and punctual payment of the principal of and interest on the Securities and the Indebtedness, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities and the Indebtedness, to the extent lawful and (ii) in case of any extension of time of payment or renewal of any Securities or the Indebtedness or any of such other obligations that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 2 below. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indebtedness, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or Lender with respect to any provisions of the Indenture or the documents evidencing the Indebtedness, the recovery of any judgment against the Parent, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Parent, any right to require a proceeding first against the Parent, protest, notice and all demands whatsoever and covenants that, subject to the release of a Guarantor described in Section 4, this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, the documents evidencing the Indebtedness, the Indenture and in this Guarantee, as the case may be. If any Holder of the Securities, any Lender or the Trustee is required by any court or otherwise to return to the Parent, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Parent or any Guarantor, any amount paid by the Parent or any Guarantor to the Trustee or such Holder or Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, Lenders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture or the documents evidencing the Indebtedness, as the case may be, for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in the Indenture or the documents evidencing the Indebtedness, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

        2.    Limitation of a Guarantor's Liability.    Each Guarantor hereby confirms that it is the intention of such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections or rights with respect thereto from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 3 hereof, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

        3.    Contribution.    In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Parent's obligations with respect to any Securities or the Indebtedness or any other Guarantor's obligations with respect to this Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other subsidiary of the Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other subsidiary of the Parent in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

        4.    Release of a Guarantor.    (a) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to a Person which is not a subsidiary of Parent, and which sale or disposition is otherwise in compliance with the terms of the Indenture and the Indebtedness, then such Guarantor (in the event of a sale or other disposition of such Guarantor) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from all obligations under this Guarantee without any further action required on the part of the Agent, the Trustee, any Lender or any Holder.

        (b)  Parent may cause a Guarantor to be released from this Guarantee if, after 30 days' prior written notice to each of the Agent, the Bank of America, N.A. as agent to the Lenders, the Trustee, Standard & Poor's and Moody's, Standard & Poor's provides written evidence to the effect that it has reviewed the proposed release and determined that such release will not, by itself, result in a reduction, suspension or withdrawal of its ratings of the guaranteed Indenture and the Indebtedness. Upon Parent's receipt of Standard & Poor's written confirmation, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Guarantee without any further action required on the part of the Agent, the Trustee, any Lender or any Holder.

        Any Guarantor not released in accordance with this Section 4 remains liable for the full amount of principal of and interest on the Securities and the Indebtedness as provided in this Guarantee.

        5.    Additional Guarantors.    If Parent or any of the Guarantors transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any subsidiary of Parent that is not a Guarantor, or if Parent or any of the Guarantors shall organize, acquire or otherwise invest in another Person that becomes a subsidiary of Parent, then Parent may cause such transferee or acquired or other subsidiary, as applicable, to execute and deliver to the Trustee and Lenders a supplemental signature page to this Guarantee in the form of Exhibit A. Thereafter, such subsidiary shall be a Guarantor for all purposes of this Guarantee.

        In addition to the foregoing, at any time in the sole discretion of Parent, Parent may cause any subsidiary of Parent that is not a Guarantor to become a Guarantor hereunder by executing and delivering to the Trustee and Lenders a supplemental signature page to this Guarantee in the form of Exhibit A. Thereafter, such subsidiary shall be a Guarantor for all purposes of this Guarantee.

        6.    Guarantors May Consolidate, etc., on Certain Terms.    Nothing contained in the Indenture, the documents relating to the Indebtedness, this Guarantee or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Parent, another Guarantor or a non-Guarantor subsidiary of Parent, or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Parent, another Guarantor or a non-Guarantor subsidiary of Parent. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

        7.    Waiver of Subrogation.    Until all guaranteed obligations under the Indenture, the Indebtedness and with respect to all Securities are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Parent that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee, the Indenture and the Indebtedness, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender or Holder of Securities against Parent whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities or Indebtedness, as the case may be, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders or the Holders of the Securities, as the case may be, and shall forthwith be paid to the Lenders or the Trustee for the benefit of such Holders to be credited and applied upon the Securities or the Indebtedness, whether matured or unmatured, in accordance with the terms of the Indenture or the documents relating to the Indebtedness, as the case may be. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and the Indebtedness and that the waiver set forth in this Section 7 is knowingly made in contemplation of such benefits.

        8.    Obligations Reinstated.    Except as provided in Section 4, the obligations of each Guarantor shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor (whether such payment shall have been made by or on behalf of Parent or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Lenders or Holders upon the insolvency, bankruptcy, liquidation or reorganization of Parent or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by Parent is stayed upon insolvency, bankruptcy, liquidation or reorganization of Parent. All such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

        9.    No Obligation to Take Action Against Parent.    None of the Lenders, the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under the Indenture or Indebtedness or against Parent or any other Person or any property of Parent or any other Person before the Lenders or the Trustee, as the case may be, is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under the Indenture or the Indebtedness.

        10.    Limited Liability of Others.    No past, present or future stockholder, officer, director, employee or incorporator, as such, of a Guarantor shall have any liability under the Guarantee by reason of such person's status as a stockholder, officer, director, employee or incorporator.

        11.    Severability.    In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        12.    Termination of Guarantee.    Each Guarantor shall have no further liability with respect to its Guarantee of the obligations evidenced by the Indenture or the Indebtedness if the Parent ceases to be liable in respect of the corresponding obligations evidenced by the Indenture or the Indebtedness, as the case may be.

        13.    Governing Law.    This Guarantee, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of choice of law rules.

        14.    Counterparts.    This Guarantee may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

        [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be executed and delivered as of the date first above written.

PCC Structurals, Inc.

By:
Name: Its:

PCC Airfoils, Inc.

By:
Name: Its:

Wyman-Gordon Company

By:
Name: Its:

Wyman Gordon (Cleveland) Inc.

By:
Name: Its:

Wyman-Gordon Investment Castings, Inc.

By:
Name: Its:

Precision Founders, Inc.

By:
Name: Its:

Wyman-Gordon Forgings, Inc.

By:
Name: Its:

Exhibit A

SUPPLEMENTAL SIGNATURE PAGE TO GUARANTEE

GUARANTOR:

By:

Name:

Its:

Date:

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  EXHIBIT 4(E)